                                                                   Exhibit 10.13

                                LICENSE AGREEMENT
                                -----------------

         This Agreement ("Agreement"), effective January 1, 2001, is between the University of Chicago, an Illinois not-for-profit corporation ("UNIVERSITY"), having its principal office at 5640 South Ellis Avenue, Chicago, IL 60637 USA and R2 Technology, Inc., a Delaware corporation ("LICENSEE") having its principal office at 325 Distel Circle, Los Altos, CA 94022 USA. Each hereunder may be referred to separately as the ("Party"), or together as the ("Parties").

                               Purpose and Intent
                               ------------------

         WHEREAS UNIVERSITY, under an agreement with its affiliated corporation, ARCH Development Corporation ("ARCH") has the right to license the Licensed Patents and other intellectual property owned by ARCH, and

         WHEREAS LICENSEE desires to obtain a license to commercialize certain technology, and

         WHEREAS UNIVERSITY desires to enter into such a license to allow the use of the technology for the commercialization of products designed to facilitate computer aided detection and diagnosis of human diseases and disorders, and

         WHEREAS the Parties have entered into this Agreement in good faith, and agree as follows:

                                    Agreement
                                    ---------

1.       DEFINITIONS.  The following capitalized terms used in this Agreement
         -----------
shall mean:

         A. "Affiliate" means, as to any person or entity, any other person or entity, which directly or indirectly controls, is controlled by or is under common control with the Party. Control shall mean the right to control, or actual control of, management of such other entity, whether by ownership of voting securities, by agreement, or otherwise.

         B. "Calendar Quartet" means each of the four, three-month periods of each year ending on March 31, June 30, September 31 and December 31.

         C. "Copyrights" shall mean the copyrights as such term is defined by statute and common law in the relevant Territory.

         D. "Derivative Work" means all works developed by LICENSEE which would be characterized as derivative works of the Licensed Software under the United States Copyright Act of 1976, or subsequent revisions or amendments thereof or successors thereto, specifically including, but not limited to, translations, abridgements, condensations, recastings, transformations, enhancements, new releases, or adaptations of the Licensed Software, or works


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

consisting of editorial revisions, annotations, elaborations, or other modifications of the Licensed Software.

         E. "Designated Countries" shall mean those countries listed in Schedule A, attached hereto, as such may be amended from time to time upon mutual, written agreement of the Parties.

         F. "Effective Date" means the date appearing in line 1 of this Agreement.

         G. "End User" means any person or other entity to whom the Licensed Products are distributed under the Licensed Patents and/or Licensed Software, who is not granted any rights to distribute the Licensed Patents and/or Licensed Software to others.

         H. "Field" means computer-aided diagnosis of diseases and/or disorders in humans.

         I. "Inventors" means the persons listed as inventors on the Licensed Patents.

         J. "Licensed Patents" means the patents and patent applications listed on Schedule A attached hereto, including all divisions, continuations, foreign patents and patent applications under the same UCHI numbers as such patents and patent applications, and any valid patents which may issue therefrom and any reissues, renewals, substitutions, or extensions of or to any such patents or patent applications. "Licensed Patents" includes patent applications and patents held in the name of ARCH since UNIVERSITY has the right by contract to take any action respecting ARCH-owned technology, as an agent for ARCH.

         K. "Licensed Product" means, 1) any product covered by the scope of any Valid Claim contained in any Licensed Patent or a product made by a process, method or technique covered by the scope of any Valid Claim in any Licensed Patent or methods of using any product covered by the scope of any Valid Claim contained in any Licensed Patent, and/or 2) any service or part of selling a service, licensing a method of use or other means of deriving commercial benefit from Licensed Patents, and/or 3) any product covered by the scope of the Licensed Software or any product made by a process, method or technique covered by the scope of the Licensed Software or methods of using any product covered by the scope of the Licensed Software, and/or 4) any service or part of selling a service, licensing a method of use or other means of deriving commercial benefit from the Licensed Software.

         L. "Licensed Software" means the computer software and related documentation therefore provided to LICENSEE under this Agreement and identified in Schedule B attached hereto and incorporated herein, which includes maintenance releases and bug fixes.

         M. "Net Sales" means: (1) the gross sales for Licensed Products, less the following amounts directly chargeable to such sale: (a) customary trade, quantity or cash discounts and rebates actually allowed and taken; (b) amounts repaid or credited to customers on account of rejections or returns; and
(c) freight and other transportation costs, including insurance charges, and duties, tariffs, sales and excise taxes and other governmental charges based directly on sales, turnover or delivery of such Licensed Products and actually paid or allowed by LICENSEE and its Affiliates. Net Sales shall be determined in accordance with generally accepted accounting principles consistently applied. For Licensed Products consumed by LICENSEE or its Affiliates, the price used to calculate Net Sales shall be equal to the average of the sales price of the same or a substantially similar Licensed Product, whichever is relevant, sold to its three largest customers during the same time period. Net Sales shall be calculated on sales to End Users and not on sales between LICENSEE and its Affiliates.

         N. "Object Code" means any machine executable code that pertains to, is derived from, or includes the Licensed Software or any part of the Licensed Software.

         O. "Royalties" means all amounts payable under Paragraphs 3.B. of this Agreement.

         P. "Sale" means any transaction in which an amount, trade, credit or other consideration is made in exchange for any Licensed Products including all revenue received from licensing of Licensed Software pursuant to Paragraph 2.A.2 below. Such revenue shall not include revenue earned by the LICENSEE and its Affiliates from the provision of ancillary services, including, by way of example, consulting services, customized application or implementation support, installation, maintenance, technical support or warranty service.

         Q.       "Source Code" means the human readable form of Object Code.

         R. "Technical Information" means any and all technical information, know-how, data, processes, methods, protocols and procedures relating to the Licensed Patents and or Licensed Software in the possession of UNIVERSITY as of the date of this Agreement and which is considered confidential within the meaning of Paragraph 9.A. of this Agreement.

         S.       "Territory" means worldwide.

         T. "UCTech" means the University of Chicago Office of Technology and Intellectual Property, UNIVERSITY's office that administers technology transfer matters, including this Agreement.

         U. "Valid Claim" means an issued claim of any unexpired patent or a claim of any pending patent application which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal; which has not been rendered unenforceable through disclaimer or otherwise; and which has not been lost through an interference proceeding or irrecoverable failure to pay a maintenance fee. Notwithstanding the foregoing, a claim of a pending patent application shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the fifth (5th) anniversary of the date of filing of such utility application that may or may not depend on the priority date of a provisional application, provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and includes such claim.

2.       GRANT OF LICENSE, DATA ACCESS AND RESERVATION OF RESEARCH RIGHTS
         ----------------------------------------------------------------

        A.       Grant.  UNIVERSITY hereby grants to LICENSEE:
                 -----

                 1. A non-exclusive license to use the Licensed Patents, to make, have made, use, import, offer to sell and sell Licensed Products within the Field and within the Territory;

                 2. A non-exclusive license to use the Licensed Software to make, have made, use, import, offer to sell and sell Licensed Products within the Field and within the Territory. UNIVERSITY further grants to LICENSEE, a non-exclusive license to create Derivative Works, and to use, reproduce, modify, prepare compilations, distribute, perform and display publicly said Licensed Software under the associated Copyrights thereto in the Territory without any rights to grant further sublicenses. LICENSEE agrees either to destroy or return the original and all existing copies of the Licensed Software to UNIVERSITY upon expiration of this Agreement or upon earlier termination of the Agreement as defined in Paragraphs 11.B and 11.C herein. The non-exclusive license shall not include the right to grant sublicenses to others, except with respect to End Users.

                 3. A non-exclusive license to use the Technical Information to make, have made, use, import, offer to sell and sell Licensed Products within the Field and within the Territory.

                 4. UNIVERSITY further grants to LICENSEE an exclusive first option to negotiate an expanded commercial license for exclusive rights to some or all the Licensed Patents and Licensed Software on a world-wide basis for a period of sixty (60) days from July 24, 2001 ("Option Period"). Any exclusive rights would be subject to pre-existing licenses concerning patent rights in Japan. Upon notice by LICENSEE, UNIVERSITY and LICENSEE agree to negotiate in good faith an agreement under mutually agreeable terms. Neither UNIVERSITY nor LICENSEE will be obligated to enter into such an agreement and if no agreement is executed before the end of the Option Period, UNIVERSITY will be free to enter into licenses with third parties for the Licensed Patents and/or Licensed Software and LICENSEE's rights to Licensed Patents and Licensed Software will continue as defined in paragraph 2.A.1 through 2.A.3 inclusive.

                 5. During the Option Period, both Parties agree not to engage in discussions (written or verbal) with any third parties with respect to grant or enforcement of any rights connected with this Agreement and or the 1996 license agreements dated December 23, 1996, except by mutual written agreement by both Parties.

        B.       Other Rights.  No rights other than those provided in
                 ------------
Article 2.A, express or implied, are conveyed by UNIVERSITY. No right to sublicense any rights granted the LICENSEE under this Agreement is hereby granted or implied.

        C.       Data Access.  UNIVERSITY agrees to use its best efforts to
                 -----------
deliver copies of Licensed Software and Technical Information within thirty (30) days after the execution of this Agreement.

        D.       Reservation of Rights. UNIVERSITY reserves for itself and the
                 ---------------------
University the worldwide right to use the Licensed Software, Technical Information and to practice the inventions claimed in the Licensed Patents to make, have made, use, import, offer to sell and sell Licensed Products within the Field for all educational and research purposes it may choose in its own discretion and without any payment therefore. In addition, the inventions claimed in the Licensed Patents were made with the use of funds from the United States government. Therefore, there is reserved from the rights granted hereunder the worldwide right of the United States government to use the Technical Information, Licensed Software and to practice or have practiced the inventions claimed in the Licensed Patents to make, have made, use, import, offer to sell and sell Licensed Products in any field or use for its own purposes in such manner as it deems fit without any payment therefore.

        E.    U.S. Laws. Any right granted in this Agreement greater than that
              ---------
permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of those laws.

   3.    License Fees, Royalties and Other Payments
         ------------------------------------------

        A.    Warrants. As partial consideration for the license granted in
              --------
Article 2 of this Agreement, concurrent with the execution of this Agreement, LICENSEE shall issue to UNIVERSITY warrants giving UNIVERSITY the right, but not the obligation, to purchase * * * shares of Series F preferred stock having voting rights at a price of * * * per share. The warrants shall be fully vested on the Effective Date. The warrants may be exercised at any time after * * * and shall expire * * * years after the Effective Date.

        B.    Royalties. As partial consideration for the license granted in
              ---------
Article 2 of this Agreement, LICENSEE and/or its Affiliates shall pay UNIVERSITY a Royalty equal to * * * of Licensed Products and/or products developed from Derivative Works by LICENSEE and/or its Affiliates. Such Royalties are due and payable each Calendar Quarter subject to Article 3.C. and
Article 5 below. Subsequent to the expiration of the last to expire of the Licensed Patents, the Royalty due for all Licensed Products under the Licensed Software will be * * * by LICENSEE and/or its Affiliates. Royalties shall be payable only once with respect to Sales of Licensed Products regardless of the number of Licensed Patents that cover a Licensed Product.

        C.    Calculation of Royalties. Royalties shall be payable in U.S.
              ------------------------
currency within forty-five (45) days after the end of each Calendar Quarter for the term specified in Article 11.A. below, beginning with the Calendar Quarter in which the first Sale of a Licensed Product occurs. Each payment shall be accompanied by a statement showing Net Sales for each country in the Territory and calculation of the Royalties due. There shall be deducted from all such payments taxes required to be withheld by any governmental authority and LICENSEE shall provide copies of the receipt for such taxes to UNIVERSITY along with each Royalty payment. Any necessary conversion of currency into United States dollars shall be made at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the Calendar Quarter for which the Royalty is paid. All payments under this Agreement shall be


--------

* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions made by check payable to the University of Chicago and sent to the UCTech at the address in Article 14.D.

        4.    Records. LICENSEE shall, and shall cause its Affiliates, to keep
              -------
full and accurate books and records in sufficient detail so that sums due UNIVERSITY hereunder can be properly calculated. Such books and records shall be maintained for at least three (3) years after the Royalty reporting period(s) to which they relate. During the term hereof and for three (3) calendar year thereafter, LICENSEE shall permit, and shall cause its Affiliates to permit, accountants designated by UNIVERSITY, to whom LICENSEE has no reasonable objection, to examine its books and records for the purpose of verifying the accuracy of the written statements submitted by LICENSEE and sums paid or payable. UNIVERSITY may conduct such examination no more than once in any calendar year. After completion of any such examination, UNIVERSITY shall promptly notify LICENSEE in writing of any proposed modification to LICENSEE's statement of sums due and payable. If LICENSEE accepts such modification, or if the Parties agree on other modifications, one Party shall promptly pay or credit the other in accordance with such resolution. Such examination shall be made at the expense of UNIVERSITY, except that if such examination discloses a discrepancy of five percent (5%) or more in the amount of Royalties and other payments due UNIVERSITY, then LICENSEE shall reimburse UNIVERSITY for the cost of such examination and pay the amount due with interest from the date at which such amount was due as provided in Article 5 hereof.

        5.    Overdue Payments. Any payments due to UNIVERSITY under this
              ----------------
Agreement, including patent cost reimbursement shall, if not paid when due under the terms of this Agreement, bear simple interest at the lower of the prime rate of interest (as published by Citibank, N.A. on the date such payment is due) plus five percent (5%) or the highest rate permitted by law, calculated on the basis of a 360-day year for the number of days actually elapsed, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this Paragraph shall be due to UNIVERSITY on demand or upon payment of past due amounts, whichever is sooner. The accrual or receipt by UNIVERSITY of interest under this Paragraph shall not constitute a waiver by UNIVERSITY of any right it may otherwise have to declare a default under this Agreement or to terminate this Agreement.

        6.    Prosecution and Maintenance of Patents: Patent Costs
              ----------------------------------------------------

              A.    Prosecution and Maintenance. UNIVERSITY shall be solely
                    ---------------------------
responsible for the preparation, filing, prosecution and maintenance of the Licensed Patents. LICENSEE agrees to cooperate, and agrees to cause its Affiliates to cooperate, with UNIVERSITY in the preparation, filing, prosecution and maintenance of the Licensed Patents by disclosing such information as may be necessary for the same and by promptly executing such documents as UNIVERSITY may reasonably request in connection therewith. LICENSEE and its Affiliates shall bear their own costs in connection with their cooperation with UNIVERSITY under this Paragraph. UNIVERSITY agrees to file and pursue applications in the Designated Countries as long as LICENSEE is in material compliance regarding its patent cost reimbursement responsibilities under Article 6.B.

        B.    Patent Costs. For all Licensed Patents in Designated Countries
              ------------
for which non-exclusive rights are granted, LICENSEE agrees to pay, * * * of all past and future third party fees and expenses incurred by UNIVERSITY in obtaining and maintaining Licensed Patents as listed on Schedule A - * * *. Payment for fees and expenses incurred prior to execution of this Agreement will be invoiced to LICENSEE upon execution of this Agreement and LICENSEE agrees to pay such invoices within thirty (30) days of the execution of this Agreement. Payment for fees and expenses incurred after the execution of the Agreement will be invoiced to the LICENSEE on a Calendar Quarterly basis and LICENSEE agrees to pay such invoices within thirty (30) days of receipt. Should the Licensed Patents under * * * be further licensed by UNIVERSITY to more than two other third parties the material obligation of the LICENSEE to pay ongoing patent costs under this paragraph will be recalculated to reflect a reduced share of the patent cost responsibility.

        C.    Failure to Pay Patent Costs. If LICENSEE declines or fails to make
              ---------------------------
advance payments or pay or reimburse UNIVERSITY for all or any portion of the patent fees and expenses (including maintenance fees) as required by Paragraph
6.13 for any application or patent, LICENSEE's rights with respect to all such applications and patents for which LICENSEE fails to make advance payments or does not reimburse UNIVERSITY shall terminate effective sixty (60) days after written notice from UNIVERSITY requesting such payment, unless payment in full is made within such time. Such notice can be sent by UNIVERSITY at any time after the expiration of the thirty (30) days provided in Paragraph 6.B for payment of invoices if LICENSEE has not objected to the amount invoiced or in the case of advance payments, any time after the date fifteen (15) days before the payment must be made by UNIVERSITY to a third party. Not withstanding the foregoing, failure to pay patent costs hereunder is a material breach of this Agreement and the UNIVERSITY has the right to terminate the Agreement as defined in 11.B.

   7.   Due Diligence
        -------------

        A.    Commercialization Plans. LICENSEE shall provide UNIVERSITY with
              -----------------------
its strategic and detailed plans for the commercialization of the Licensed Products. Such plans shall include research and development plans, product milestones and related timetable schedules, government or regulatory timetables and sales and marketing plans. LICENSEE will update these plans at least on an annual basis until a Licensed Product is offered for Sale.

        B.    Progress Report. LICENSEE will provide UNIVERSITY with LICENSEE's
              ---------------
quarterly report to stockholders beginning with the Calendar Quarter ended September 30, 2001. Such report will include the Company's financial performance for the Calendar Quarter. LICENSEE agrees to immediately notify UNIVERSITY in writing when Licensed Products are first sold and when LICENSEE's obligation to begin making running Royalty payments begins.

        C.    LICENSEE Efforts. LICENSEE shall commence sales of Licensed
              ----------------
Products that incorporate or utilize Licensed Patents, Copyrights, Licensed Software or

----------------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

Technical Information by * * *. If LICENSEE has not commenced sales of Licensed Products by * * *, LICENSEE shall pay an annual License Maintenance fee of * * * dollars on that date and each anniversary of that date thereafter until commercial sales commence. Such License Maintenance fee is nonrefundable, but shall be creditable to royalties due on future commercial sales.

    8.  All Patents, No Other Warranties: Indemnification; Risk; and Insurance
        ----------------------------------------------------------------------

        A.    All Patents. UNIVERSITY represents and warrants that it shall not
              -----------
assert its rights to any of its existing patents or patents that issue from patent applications pending as of the Effective Date against LICENSEE or its customers based upon LICENSEE's use, importation, offer for sale or sale or the LICENSEE's customers' use of Licensed Products. Such warranty applies only to those patents or patent applications filed or issued at the execution of the Agreement not identified by the UNIVERSITY to LICENSEE.

        B.    Disclaimer of Warranties. Except as provided in Paragraph 8.A.,
              ------------------------
UNIVERSITY makes no representations or warranties of any kind, express or implied, with respect to the Licensed Software or the invention(s) claimed in the Licensed Patents or with respect to the Licensed Patents themselves, Derivative Works or Technical Information, including but not limited to, any representations or warranties about (i) the validity, scope or enforceability of any of the Licensed Patents; (ii) the accuracy, safety or usefulness for any purpose of any information provided by UNIVERSITY to LICENSEE with respect to the Licensed Software or the invention(s) claimed in the Licensed Patents or with respect to the Licensed Patents themselves or Derivative Works; (iii) whether the use of the Licensed Software or the practice of any claim contained in any of the Licensed Patents will or might infringe a patent or other intellectual property right owned or licensed by a third party; (iv) the patentability of any invention claimed in the Licensed Patents; or (v) the accuracy, safety, or usefulness for any purpose of any process made or carried out in accordance with or through the use of the Licensed Software, Derivative Works or the Licensed Patents.

        C.    Indemnification. LICENSEE agrees to indemnify, defend and hold
              ---------------
harmless UNIVERSITY, its Affiliates and all trustees, directors, officers, employees, fellows and agents of any of the foregoing (including UNIVERSITY and its Affiliates, each an "Indemnified Person") from and against any and all claims, demands, loss, damage, penalty, cost or expense (including attorneys and witnesses' fees and costs) of any kind or nature, arising from the development, production, use, sale or other disposition of Licensed Products or use and/or examination of Licensed Patents, Licensed Software, Derivative Works and Technical Information and all activities associated therewith by LICENSEE, including clinical trials, or any use of information provided by UNIVERSITY to LICENSEE. LICENSEE agrees not to sue any Indemnified Person in connection with the use and/or examination of the Licensed Patents, Licensed Software, Derivative Works and Technical Information and all activities associated therewith. UNIVERSITY shall be entitled to participate at their option and expense through counsel of their own selection, and may join in any legal actions related to any such claims, demands, losses, damages, costs, expenses and penalties. LICENSEE shall not enter into any

----------------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions settlement affecting any rights or obligations of any Indemnified Person or which includes an express or implied admission of liability, negligence or wrongdoing by any Indemnified Person, without the prior written consent of such indemnified Person.

        D.    Assumption of Risk. The entire risk as to the performance, safety
              ------------------
and efficacy of Licensed Products, Licensed Software, Derivative Works, Technical Information or any invention claimed in the Licensed Patents is assumed by LICENSEE. Indemnified Persons shall not, except for their intentional misconduct or gross negligence, be responsible or liable for any injury, loss, or damage of any kind, including but not limited to direct, indirect, special, incidental or consequential damages or lost profits to LICENSEE or any of the foregoing, or for any such injury, loss or damage to any other individual or entity, regardless of legal theory based on the use and/or examination of Licensed Patents, Licensed Software, Derivative Works and Technical Information and all activities associated therewith. The above limitations on liability apply even though the Indemnified Person may have been advised of the possibility of such injury, loss or damage. LICENSEE shall not make any agreements, statements, representations or warranties or accept any liabilities or responsibilities whatsoever with regard to any person or entity which are inconsistent with this Paragraph.

        E.    Insurance. LICENSEE agrees and agrees to cause its Affiliates to
              ---------
maintain liability insurance that shall cover any claims for bodily injury, property, or other damage alleged to relate to the use, including clinical trials, of Licensed Patents, Licensed Software, Derivative Works, Technical Information and Licensed Products. LICENSEE shall list UNIVERSITY and its Affiliates, at LICENSEE's or Affiliates' expense, whichever is relevant, as additional named insureds under each liability insurance policy (including excess or umbrella liability policies) that LICENSEE or its Affiliates shall have or shall obtain, that includes any coverage of claims relating to Licensed Products. Such insurance shall be primary and noncontributory to any insurance UNIVERSITY and its Affiliates may have. At UNIVERSITY's request, LICENSEE will supply UNIVERSITY from time to time with copies of each such policy, and will notify UNIVERSITY in writing at least thirty (30) days prior to any termination of or change in coverage under any such policies.

   9.   Confidentiality and Publications.
        --------------------------------

        A.    Confidential Information. All information submitted by one Party
              ------------------------
to the other concerning the Licensed Products, the Licensed Patents, the invention(s) claimed in the Licensed Patents, the Licensed Software and the Technical Information shall be considered as confidential ("Confidential Information") and shall be utilized by the receiving Party only pursuant to the licenses granted hereunder. During the term of this Agreement and for a period of ten (10) years thereafter, neither Party shall disclose to any third party any Confidential Information received from the other Party without the specific written consent of such Party. The foregoing shall not apply where Confidential Information a) was or becomes public through no fault of the receiving Party, b) was, at the time of receipt, already in the possession of the receiving Party as evidenced by its written records, c) was obtained from a third party legally entitled to use and disclose the same, or d) is required by law to be disclosed to a governmental agency.

        B.    Publications. UNIVERSITY shall provide to LICENSEE copies of any
              ------------
proposed written publication by UNIVERSITY containing any of the LICENSEE's Confidential Information and, to the extent UNIVERSITY is aware of them, proposed publications containing any of the LICENSEE's Confidential Information by the Inventor(s). LICENSEE agrees to provide copies of any proposed written publication of LICENSEE and/or its Affiliates to UNIVERSITY. The Parties shall provide copies of such proposed written publications at least ninety (90) days in advance of publication in order to protect potentially patentable subject matter. The receiving Party may request, and the disclosing Party agrees, that publication will be withheld for an additional thirty (30) days, if required, to obtain patent protection. The receiving Party may object to such proposed publication or disclosure on the grounds that the publication contains Confidential Information of the objecting Party. At the request of the objecting Party, Confidential Information of such Party shall be deleted from the publication.

   10.  Infringement. If a third party infringes any patent included in the
        ------------
Licensed Patents within the Field, UNIVERSITY shall have the right but not the obligation, at its sole discretion, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. LICENSEE shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action and by executing and making available such documents as UNIVERSITY may reasonably request. If the amounts recovered by UNIVERSITY exceed its reasonable third party out-of-pocket fees and expenses, UNIVERSITY agrees to pay LICENSEE for its and its Affiliates' reasonable out-of-pocket third party expenses incurred by it in cooperating in the action or proceeding. Except as specifically provided in this Paragraph, UNIVERSITY shall have the right to retain all amounts recovered of every kind and nature. Amounts recovered by UNIVERSITY shall not be considered Net Sales under this Agreement and shall not give rise to Royalty payments under
Article 3.

   11.  Termination
        -----------

        A.    Term. Unless terminated earlier pursuant to Paragraphs 11.B or
              ----
11.C, this Agreement shall terminate on the later of (i) the expiration of the licensed intellectual property rights hereto.

        B.    UNIVERSITY's Right to Terminate. UNIVERSITY shall have the right
              -------------------------------
to terminate this Agreement as follows, in addition to all other available remedies:

              1. If LICENSEE fails to pay any Royalty or other payment when due, this Agreement shall terminate effective sixty (60) days after UNIVERSITY's written notice to LICENSEE to such effect, unless LICENSEE makes such payment within the sixty (60) days.

              2. If LICENSEE fails to comply with any other material obligation of this Agreement, this Agreement shall terminate effective sixty
(60) days after UNIVERSITY's written notice to LICENSEE describing such failure, unless LICENSEE cures such failure within the sixty (60) days.

              3. If LICENSEE shall have filed by or against it a petition under any bankruptcy or insolvency law and such petition is not dismissed within sixty (60) days of its filing, or if LICENSEE makes an assignment of all or substantially all of its assets for the benefit of its creditors UNIVERSITY may terminate this Agreement by written notice effective as of the (i) date of filing by LICENSEE of any such petition, (ii) date of any such assignment to creditors, or (iii) end of the sixty (60) days if a petition is filed against it and not dismissed by such time, whichever is applicable.

              4. If LICENSEE shall be dissolved, liquidated or otherwise ceases to exist, other than for reasons specified in Paragraph 11.B.(3) above, this Agreement shall automatically terminate as of (i) the date articles of dissolution or a similar document is filed on behalf of LICENSEE with the appropriate government authority or (ii) the date of establishment of a liquidating trust or other arrangement for the winding up of the affairs of LICENSEE.

        C.    LICENSEE's Right to Terminate. LICENSEE may terminate this
              -----------------------------
Agreement at any time by giving UNIVERSITY ninety (90) days prior written notice.

        D.    Survival. All causes of action accruing to either party under this
              --------
Agreement shall survive termination for any reason, as well as (1) LICENSEE's obligation under Article 3 and Paragraph 6.B to pay Royalties and Patent Costs accrued prior to the date of termination and which were not paid or payable before termination, along with LICENSEE's obligation to report Net Sales and to keep records as set forth in Article 4 and Articles 8 and 9.

   12.  Advertising
        -----------

        A.    Each Party agrees not to use (and LICENSEE agrees to prohibit its
              ----
Affiliates from using) the name of the other Party (and, LICENSEE agrees not to use, the names of the University and the Inventors under the Licensed Patents) in any commercial activity, marketing, advertising or sales brochures except with the prior written consent of the other Party, which such consent may be granted or withheld in such Party's sole and complete discretion, provided that,

              1. with the prior written consent of UNIVERSITY not unreasonably withheld or delayed, LICENSEE may disclose to the banks, commercial finance institutions or prospective investors from which LICENSEE may attempt to obtain debt or equity financing (i) the names of UNIVERSITY, the University and the Inventor(s) under the Licensed Patents, (ii) the identities of UNIVERSITY, the University and the Inventor(s) under the Licensed Patents and their respective connections to, and ownership interests in, the Licensed Patents, and
(iii) the identity of the Inventor under the Licensed Patents as a founder and scientific advisor to LICENSEE in advertising and sales materials; and

              2. with the prior written consent of LICENSEE not unreasonably withheld or delayed, UNIVERSITY or its Affiliates may disclose (i) the name of LICENSEE and (ii) the existence of this Agreement.

   13.  Miscellaneous
        -------------

        A.    United States Manufacture. LICENSEE agrees that any Licensed
              -------------------------
Products that are sold in the United States of America will be manufactured substantially in the United States of America as required by 35 United States Code Section 204.

        B.    Export Regulations. To the extent that the United States Export
              ------------------
Control Regulations are applicable, neither LICENSEE nor UNIVERSITY shall, without having first fully complied with such regulations, (i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States.

        C.    Entire Agreement, Amendment, Waiver. This Agreement together with
              -----------------------------------
the Schedules attached constitute the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior written or oral agreements or understandings (express or implied) between them concerning the same subject matter. This Agreement may not be amended or modified except in a writing signed by duly authorized representatives of each Party. No waiver of any default hereunder by either Party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

        D.    Notice. Any notice required or otherwise made pursuant to this
              ------
Agreement shall be in writing, sent by registered or certified mail properly addressed, or by facsimile with confirmed answer-back, to the other Party at the address set forth below or at such other address as may be designated by written notice to the other Party. Notice shall be deemed effective three (3) business days following the date of sending such notice if by mail, on the day following deposit with an overnight courier, if sent by overnight courier, or upon confirmed answer-back if by facsimile.

If to UNIVERSITY:                          If to LICENSEE:

UCTech                                     R2 Technology, Inc.
5640 South Ellis Ave, Suite 405            325 Distel Drive
Chicago, IL 60637                          Los Altos, California 94022
Attention:  Director of Licensing          Attention: Chief Financial Officer

        E.    Assignment. This Agreement shall be binding on the Parties hereto
              ----------
and upon their respective successors and assigns. Either Party may at any time, upon written notice to the other Party, assign or delegate to a successor to all or substantially all of its business any of its rights and obligations hereunder, provided that, any such assignment or delegation shall in no event relieve either Party of its primary responsibility for the same. Except as provided in the preceding sentence, LICENSEE may not assign or delegate any right or obligation hereunder without the prior written consent of UNIVERSITY, which consent shall not be unreasonably withheld, and any attempted assignment or deletion in violation thereof shall be void. UNIVERSITY may assign this Agreement at any time to any third party on written notice to LICENSEE. In such event, the assignee shall be substituted for UNIVERSITY as a party hereto, and UNIVERSITY shall no longer be bound hereby.

        F.    Governing Law. The interpretation and performance of this
              -------------
Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be fully performed in that state.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives and, signed below,

UNIVERSITY                                      R2 Technology, Inc.




By: /s/ A.E.P. Thomas                           By: /s/ Kevin Davidge
    -----------------                                -----------------

Name: A.E.P. Thomas                             Name: Kevin Davidge
      -------------                                   --------------------

Title: Director of Technology Transfer, UC      Title: CFO
Tech                                                   ---

Date: 7/29/01                                   Date: 7/24/01
      ----------------------------------------        --------------------

                                   Schedule A
                                   ----------

                                Licensed Patents
                                ----------------

-------------------------------------------------------------------------------
  UCHI   Title         US Patent #            Filing Date        Designated
                       or                     or                  Countries
                       Serial Number          Issue Date
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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----------------------------

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE B
                                  ----------

                   LICENSED SOFTWARE AND TECHNICAL INFORMATION
                   -------------------------------------------

-------------------------------------------
* * *
-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------












------------------------------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

July 25, 2001


Kurt Rossmann Laboratories
Department of Radiology
The University of Chicago

An Offer for Unrestricted Gift
------------------------------

R2 Technologies Inc. is pleased to send the total amount * * * as a unrestricted gift to support the research activities related to computer-aided diagnosis
(CAD) at the Kurt Rossmann Laboratories, Department of Radiology, the University of Chicago. We hope that this fund will be useful in your research.

The unrestricted gift will be paid by check drawn on a U.S. bank, made out to the University of Chicago, Department of Radiology, Kurt Rossmann Laboratories. The check will be sent to UCTech, 5640 South Ellis Avenue, Suite 405, Chicago IL 60637. Attn: Director of Licensing. UCTECH will acknowledge receipt and forward the check to the Chairman of the Department of Radiology.



R2 Technology, Inc.
-------------------

Signature: /s/ Kevin Davidge
           -----------------------------------------

By: Kevin Davidge
    ------------------------------------------------

Title: VP and CFO
       ---------------------------------------------

Date: 7/25/01
      ----------------------------------------------



Effective Date: 7/24/01
               -------------------------------------













-----------------------------------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.